EXHIBIT 10.1(e)

THIS OPTION AGREEMENT MAY NOT BE TRANSFERRED EXCEPT BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION OR PURSUANT TO A QUALIFIED DOMESTIC RELATIONS ORDER.

BSQUARE CORPORATION

AMENDED AND RESTATED STOCK OPTION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is entered into as of  %%OPTION_DATE,’MM/DD/YYYY’%-%  (the “Date of Grant”) between BSQUARE CORPORATION, a Washington corporation (the “Company”), and %%FIRST_NAME%-% %%LAST_NAME%-% (the “Optionee”).

RECITALS:

A.     The Company has approved and adopted the Stock Option Plan (the “Plan”), pursuant to which the Plan Administrator is authorized to grant to employees of the Company or any Related Corporation (“Employees”) and certain other designated individuals options to purchase shares of the Company’s common stock, no par value (the “Common Stock”);

B.     The Optionee is an Employee;

C.     The options granted hereunder are intended to qualify as Non-Qualified Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”);

D.     Capitalized terms used herein and not otherwise defined shall have the definitions given to them in the Plan.

AGREEMENT:

NOW, THEREFORE, the Company hereby grants to the Optionee the option to purchase, upon the terms and conditions set forth herein and in the Plan, %%TOTAL_SHARES_GRANTED,’999,999,999’%-% shares of Common Stock (the “Option”).

1.                                       EXERCISE PRICE.

The exercise price for the Option shall be %%OPTION_PRICE,’$999,999,999.9999’%-% per share.  If the Optionee is a Ten Percent Shareholder of the Company, then the per share exercise price is not less than 110 percent of the Fair Market Value of the Common Stock on the Date of Grant.

2.                                       VESTING SCHEDULE.

No Option shall be exercisable until it has vested.  The Option shall be vested according to the following schedule:

Shares	Vest Date	Expiration Date
%%SHARES_PERIOD1,’999,999,999’%-%	%%VEST_DATE_PERIOD1,’MM/DD/YYYY’%-%	%%EXPIRE_DATE_PERIOD1,’MM/DD/YYYY’%-%
%%SHARES_PERIOD2,’999,999,999’%-%	%%VEST_DATE_PERIOD2,’MM/DD/YYYY’%-%	%%EXPIRE_DATE_PERIOD1,’MM/DD/YYYY’%-%
%%SHARES_PERIOD3,’999,999,999’%-%	%%VEST_DATE_PERIOD3,’MM/DD/YYYY’%-%	%%EXPIRE_DATE_PERIOD1,’MM/DD/YYYY’%-%
%%SHARES_PERIOD4,’999,999,999’%-%	%%VEST_DATE_PERIOD4,’MM/DD/YYYY’%-%	%%EXPIRE_DATE_PERIOD1,’MM/DD/YYYY’%-%

3.                                       TERM OF OPTIONS

All Options granted under this Agreement shall expire ten (10) years from the Date of Grant.

4.                                       OPTION NOT TRANSFERABLE.

The Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by the applicable laws of descent and distribution or pursuant to any qualified domestic relations order, and shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of any right or privilege conferred hereby contrary to the provisions hereof, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, the Option shall thereupon terminate and become null and void.

5.                                       INVESTMENT INTENT.

By accepting the Option, the Optionee represents and agrees, for the Optionee and all persons who acquire rights in the Option through the Optionee, that none of the shares of Common Stock purchased upon exercise of the Option will be distributed in violation of applicable federal and state laws and regulations.  If requested by the Company, the Optionee shall furnish evidence satisfactory to the Company (including a written and signed representation letter and a consent to be bound by all transfer restrictions imposed by applicable law, legend condition or otherwise) to that effect, before delivery of the purchased shares of Common Stock.

6.                                       TERMINATION OF OPTION.

Any vested Option granted to an Optionee shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

(a)                                  as designated by (x) the Board in accordance with Section 6(n) of the Plan or (y) the Committee or the Executive Officer in accordance with Section 6(d) of the Plan or, in the case of an Option granted to a Ten Percent Shareholder (as defined in the Plan), five (5) years from the Date of Grant;

(b)                                 the date of the Optionee’s termination of employment or contractual relationship with the Company or any Related Corporation for cause (as determined in the sole discretion of the Committee);

(c)                                  the expiration of ninety (90) days from the date of the Optionee’s termination of employment or contractual relationship with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability unless the exercise period is extended by the Committee a date not later than the expiration date of the Option;

(d)                                 the expiration of one year from (A) the date of death of the Optionee or (B) cessation of the Optionee’s employment or contractual relationship by reason of Disability unless the exercise period is extended by the Committee until a date not later than the expiration date of the Option; or

(e)                                  any other event specified by the Committee at the time of grant of the Option.

If an Optionee’s employment or contractual relationship is terminated by death, any Option granted to the Optionee shall be exercisable only by the person or persons to whom such Optionee’s rights under such Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or county of the Optionee’s domicile at the time of death.  The Committee shall determine whether an Optionee has incurred a Disability on the basis of medical evidence reasonably acceptable to the Committee.  Upon making a determination of Disability, the Committee shall, for purposes of the Plan, determine the date of an Optionee’s termination of employment or contractual relationship.

Unless accelerated in accordance with Section 6(f) of the Plan, any unvested Option granted to an Optionee shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability.  For purposes of the Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporation.  For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee’s re-employment rights are guaranteed by statute or by contract.

7.                                       STOCK.

In the case of any stock split, stock dividend or like change in the nature of shares granted by this Agreement, the number of shares and option price shall be proportionately adjusted as set forth in Section 6(m) of the Plan.

8.                                       EXERCISE OF OPTION.

Each exercise of the Option shall be by means of delivery of a Notice of Election to Exercise (which may be in the form attached hereto as Exhibit A) to the Secretary of the Company at its principal executive office, specifying the number of shares of Common Stock to be purchased and accompanied by payment in cash, or by certified or cashier’s check payable to the order of the Company, of the full exercise price for the Common Stock to be purchased.  Upon approval of the Committee, the Optionee may pay for all or any portion of the exercise price by (i) delivery of already held shares of Common Stock, (ii) having shares withheld from the amount of shares of Common Stock to be received by the Optionee upon exercise of the Option or (iii) execution and delivery of appropriate loan documents approved by the Committee.  The shares of Common Stock received or withheld by the Company as payment shall have a Fair Market Value equal to or greater than the aggregate exercise price to be paid by the Optionee upon such exercise.  The Optionee agrees to also pay to the Company the amount necessary for the Company to satisfy its federal, state, local and foreign withholding obligations.

9.                                       OPTIONEE ACKNOWLEDGMENTS.

The Optionee acknowledges that he or she has read and understands the terms of this Agreement and the Plan, and that:

(a)                                  The issuance of shares of Common Stock pursuant to the exercise of the Option, and any resale of the shares of

Common Stock, may only be effected in compliance with applicable state and federal laws and regulations and that the Optionee may be required to execute and deliver representations and warranties to that effect prior to the exercise of any portion of the Option;

(b)                                 The Optionee is not entitled to any rights as a shareholder with respect to any shares of Common Stock issuable hereunder until the Optionee becomes a shareholder of record;

(c)                                  The shares of Common Stock subject hereto may be adjusted in the event of certain changes in the capital structure of the Company or for any other reason required or permitted by the Plan;

(d)                                 As a condition to the exercise of the Option, the Optionee may be required to make such arrangements as the Committee requires for the satisfaction of any federal, state or local withholding tax obligations; and

(e)                                  This Agreement does not constitute an employment agreement nor does it entitle the Optionee to any specific employment or to employment for a period of time and that the Optionee’s continued employment, if any, with the Company shall be at will and is subject to termination in accordance with the Company’s prevailing policies and any other agreement between the Optionee and the Company.

10.                                 PROFESSIONAL ADVICE. The acceptance and exercise of the Option and the sale of Common Stock issued pursuant to the exercise of the Option may have consequences under federal and state tax and securities laws which may vary depending on the individual circumstances of the Optionee.  Accordingly, the Optionee acknowledges that the Optionee has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and the Optionee’s dealings with respect to the Option or the Common Stock.

11.                                 NOTICES.  Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

Company:	BSQUARE CORPORATION
3150 139th Avenue SE
Suite 500

Bellevue, Washington 98005
Attention: Secretary

Optionee:

%%FIRST_NAME%-% %%LAST_NAME%-%

%%ADDRESS_LINE_1%-%

%%ADDRESS_LINE_2%-%

%%CITY%-%, %%STATE%-% %%ZIPCODE%-%

12.                                 AGREEMENT SUBJECT TO PLAN.  The Option and this Agreement evidencing and confirming the same are subject to the terms and conditions set forth in the Plan and in any amendments to the Plan existing now or in the future, which terms and conditions are incorporated herein by reference.  A copy of the Plan previously has been delivered to the Optionee.  Should any conflict exist between the provisions of the Plan and those of this Agreement, those of the Plan shall govern and control.  This Agreement and the Plan comprise the entire understanding between the Company and the Optionee with respect to the Option and shall be construed and enforced under the laws of the State of Washington.

IN WITNESS WHEREOF, clicking the “Accept” button along with the electronic signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement.

OPTIONEE	BSQUARE CORPORATION

By:

Signature	Brian T. Crowley, CEO

% %FIRST_NAME%-% %%LAST_NAME%-%

Exhibit A

Notice of Election to Exercise

This Notice of Election to Exercise shall constitute proper notice pursuant to Section 6(h) of the BSQUARE CORPORATION Amended and Restated Stock Option Plan (the “Plan”) and Section 8 of that certain Non-Qualified Stock Option Agreement (the “Agreement”) dated as of                                            between BSQUARE CORPORATION (the “Company”) and the undersigned.

The undersigned hereby elects to exercise the Optionee’s option to purchase                                shares of the Company’s common stock, no par value, at a purchase price of $                       per share, for aggregate consideration of $                      , on the terms and conditions set forth in the Agreement and the Plan.  Such aggregate consideration, in the form specified in Section 7 of the Agreement, accompanies this Notice.

The undersigned has executed this Notice this          day of                                 ,             .

Name Typed or Printed

Signature